AUTHORIZATION LETTER
May 8,2014
Securities and Exchange Commission
100 F Street
Washington, D.C. 20549
Attn: Filing Desk
To Whom It May Concern:
By means of this letter I authorize Laura Murphy, Dan Johnston, John Brottem and Sally Kay, or any of them individually, to sign on my behalf all forms required tmder Section 16(a) of the
Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities ofOmniceU, Inc.(the 41Company''). Any of these individuals is accordingly authoriud to sign any Fonn 3, Form 4, Form 5 or amendment thereto which I am required to file with the same effect as if I had signed them myself.
This authorization shall remain ineffect until revoked in writing by me.
Bruce D.Smith


POWER OF A'ITORNEV
Know an by these presents, that the Wldersigned hereby cOnstitutes and appoints each of Laura
Murphy, Dan Johnston, John Brottem and Sally Kay,signing individually, the undersigned's true and lawful attorneys-in fact and agents to:
(l) execute for and on behalf of the undersigned. an officer, director or holder of 100/t of more of a registered class of securities ofOmnicell, Inc.(the "Company"),Fonns 3, 4 and S in accordance with Section 16(a) of the Securities Exchange Act of 1934,as amended (the"Exchang-Ac:l') and the rules thereunder;
(2) do and perfonn any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Fonn 3, 4 or S, complete and execute any amendment or amendments thereto,and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority;and
(3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefiin the best interest of,or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such fonn and shall contain such tcnns and conditionsas such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attomey-in-fact,or such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving insuch capacity at the request of the undersigned,are not assuming, nor is the Company assuming, any of the wtdersigned's responsibilities to comply with
Section 16 of the Exchange Act.
This Power of Attorney shall remain In full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Fonns 3, 4 and 5 with respect to the undersigned's holdingsof and transactions in securities issued by the Company,
(b) revocation by the
undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorneyi-n-fact individually,. Wltil such attorney-in-fact shall no longer be employed by the Company or Cooley LLP.
IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this _j_ day of May, 2014.